EXHibit 10(r)

first amendment to

SENIOR ADVISOR AGREEMENT

This First Amendment to the Senior Advisor Agreement is made and entered into on November 22, 2008, by and among Ronald L. Taylor (the “Executive”), DeVry Inc., a Delaware corporation (the “Company”), and DeVry University, Inc., an Illinois corporation (the “School”).

WHEREAS, the Executive, the Company and the School are parties to a Senior Advisor Agreement dated as of July 1, 2002 (the “Agreement”) and now desire to amend the Agreement to comply with Internal Revenue Code Section 409A and the guidance and regulations thereunder, to the extent applicable.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

By adding a new Section 4.3 to read as follows:

4.3 Provisions Regarding Code §409A.

(a)	If at the time of the Executive’s termination of employment for reasons other than death he is a “Key Employee” as determined in accordance with the procedures set forth in Treas. Reg. §1.409A-1(i), any amounts payable to the Executive pursuant to this Agreement that are subject to Section 409A of the Internal Revenue Code (other than amounts described in (b) below) shall not be paid or commence to be paid until six months following the Employee’s termination of employment, or if earlier, the Employee’s subsequent death.

(b)	Reimbursements or in-kind benefits provided under this Agreement that are subject to Section 409A of the Internal Revenue Code are subject to the following restrictions: (i) the amount of expenses eligible for reimbursements, or in-kind benefits provided, to the Executive during a calendar year shall not affect the expenses eligible for reimbursement or the in-kind benefits provided in any other calendar year, and (ii) reimbursement of an eligible expense shall be made as soon as practicable, but in no event later than the last day of the calendar year following the calendar year in which the expense was incurred.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to the Agreement on the 22nd day of November, 2008.

EXECUTIVE

/s/ Ronald L. Taylor
Ronald L. Taylor

DEVRY INC.

By: /s/ Gregory S. Davis
Print Name: /s/ Gregory S. Davis

DEVRY UNIVERSITY, INC.

By: /s/ Gregory S. Davis
Print Name: /s/ Gregory S. Davis

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